UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021 (December 17, 2021)

VALUE EXCHANGE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Unit 602, Block B, 6 Floor,
Shatin Industrial Centre, 5-7 Yuen Shun Circuit,
Shatin, N.T., Hong Kong
(Address of principal executive offices) (Zip Code)

(852) 2950 4288
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Exchange on which registered
NONE	----	----

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 17, 2021, the Board of Directors (“Board”) of Value Exchange International, Inc., a Nevada corporation, (“Company”) appointed Mr. Chan Heng Fai (also known as Chan Heng Fai (Ambrose)) as a director of the Board. He is filling the vacancy on the Board created by the resignation of Yeung Chun Wing on November 19, 2021.

There is no family relationship between Mr. Chan and any other member of Company management.

As a non-officer director, Mr. Chan will not receive cash compensation for services as a director, but he would be eligible for participation in any incentive compensation plans adopted for directors of the Company.

Mr. Chan Heng Fai. Based on available information, Company understands that: Mr. Chan is a Singapore citizen and entrepreneur focused on financial restructuring and corporate transformations and is a beneficial owner of 13,834,643 shares of Company’s Common Stock, being approximately 38.3% of issued and outstanding shares of Common Stock. His ownership consists of 7,276,163 shares of Common Stock personally held by Mr. Chan; and the following shares for which Mr. Chan is deemed to be have a shared ownership interest: 6,500,000 shares of Common Stock held by GigWorld, Inc., a Delaware corporation subject to the reporting requirements of the Securities Exchange Act of 1934; 39,968 held by BMI Capital Partners International Limited; and 18,512 held by LiquidValue Development Pte Ltd. LiquidValue Development Pte Ltd. is a subsidiary of Alset EHome International.

Mr. Chan is the Chief Executive Officer and Chairman of Alset EHome International Inc., and is personally and through an entity the largest shareholder of Alset EHome International Inc. Mr. Chan is also the Executive Chairman of GigWorld, Inc. GigWorld, Inc.’s majority shareholder is Alset International Limited. Alset International Limited’s majority shareholder is Alset EHome International Inc. Mr. Chan is personally and through an entity he controls the largest shareholder of Alset EHome International Inc. Mr. Chan is the Chief Executive Officer and Chairman of Alset International Limited.

Mr. Chan serves or has served as a director and senior executive officer for several companies, including current service as Chairman of the Board of Directors of Document Security Systems, Inc., an New York Stock Exchange listed company, and a non-executive director of Holista CollTech Ltd., an Australian Securities Exchange listed company.

Lum Kan Fai is a current non-officer director of the Company as well as being a business associate and affiliate of Mr. Chan.

Attached as Exhibit 10.1 to this Current Report on Form 8-K is Mr. Chan’s letter of acceptance of the appointment as a director, which appointment and acceptance were subject to the Board approval given on 17 December 2021.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Letter of Acceptance of appointment as a director of Value Exchange International, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE EXCHANGE INTERNATIONAL, INC.

By:	/s/ Tan Seng Wee Kenneth
Name:	Tan Seng Wee Kenneth (Kenneth Tan)
Title:	President
Date:	December 17, 2021

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Letter of Acceptance of appointment as a director of Value Exchange International, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)